Exhibit 99.1

Walker & Dunlop Reports Second Quarter 2026 Financial Results

BETHESDA, MD – AUGUST 6, 2026 – Walker & Dunlop, Inc. (NYSE: WD) (the “Company”, “Walker & Dunlop” or “W&D”) reported second quarter 2026 financial results.

KEY FINANCIAL METRICS

●	Total transaction volume of $14.4 billion, up 3% from Q2’25
●	Total revenues of $306.7 million, down 4% from Q2’25
●	Net income of $3.0 million and diluted earnings per share of $0.09, both down 91% from Q2’25
●	Adjusted core EPS(1) of $1.19, up 3% from Q2’25
●	Servicing portfolio of $145.8 billion as of June 30, 2026, up 6% from June 30, 2025
●	Year-to-date GSE market share is 14.7%, compared to 11.2% in 2025

“Walker & Dunlop continues to demonstrate the strength and resilience of our commercial real estate capital markets platform by gaining market share with the GSEs, expanding our capital markets capabilities, and generating durable, recurring cash flows from our servicing and asset management businesses,” said Willy Walker, Chairman and CEO.

“While our Q2 financial results reflect the impact of the legacy repurchases and associated credit marks, we are nearing the conclusion of these reviews which have strengthened our underwriting processes along with our partnerships with Fannie Mae and Freddie Mac. The GSE’s have a tremendous amount of lending capacity for the remainder of 2026, and after expanding W&D’s market share by 3.5% in the first half of 2026 to 15%, we see plenty of opportunity going forward.”

Walker continued, “Our focus now firmly turns to the Journey to ’30, our five-year strategic growth plan to become the best commercial real estate capital markets company in the world by expanding the services we offer, the depth of our client relationships, and generating long-term value for our shareholders.”

The Capital Markets team generated $14.4 billion of total transaction volume, up 3% from a year ago. Debt financing volume increased 8%, led by 43% growth in HUD originations and 17% growth in brokered lending, reflecting the continued expansion of capital relationships beyond the Agencies. The servicing portfolio grew 6%, to $145.8 billion, providing durable recurring revenue and cash flow while deepening the client relationships that create future financing and advisory opportunities.

Year-to-date, debt financing volume increased 44% to $24.3 billion within a complex macroeconomic and interest rate environment, reinforcing our confidence in the long-term earnings power of Walker & Dunlop’s platform as improving market activity continues to create opportunities across the business.

Results this quarter include $23.2 million of operating and credit-related expenses associated with legacy indemnified and repurchased loans. A large of portion of these charges is concentrated in loans associated with a small number of fraudulent sponsors we previously identified. These charges do not reflect new or increasing repurchase exposure in our overall portfolio. We are actively executing our disposition strategy for the repurchased loan portfolio, reducing that exposure by $39.4 million since quarter end to $153.8 million, and we have $41.7 million of credit-related reserves against that remaining portfolio.

Second quarter 2026 Earnings Release

(1)	Adjusted core EPS is a non-GAAP financial measure the Company presents to help investors better understand our operating performance. For a reconciliation of Adjusted core EPS to diluted EPS, refer to the sections of this press release below titled “Non-GAAP Financial Measures” and “Adjusted Core EPS Reconciliation.”

TOTAL TRANSACTION VOLUME

(in millions)

Q2 2025
Q2 2026
3,114
3,088
1,753
1,311
288
413
6,335
7,402
148
320
11,638
12,534
2,314
1,897
Fannie Mae
Freddie Mac
Ginnie Mae – HUD
Brokered (1)
Principal Lending and Investing (2)
Debt financing volume
Property sales volume

	Fannie Mae	Freddie Mac	Ginnie Mae – HUD	Brokered (1)	Principal Lending and Investing (2)
$ Variance	**(26)**	**(442)**	**125**	**1,067**	**172**
% Variance	**(1%)**	**(25%)**	**43%**	**17%**	**116%**

	Debt financing volume	Property sales volume
$ Variance	**896**	**(417)**
% Variance	**8%**	**(18%)**

TOTAL TRANSACTION VOLUME

13,952
14,431

	Total Transaction Volume
$ Variance	**479**
% Variance	**3%**

(2) Includes debt financing volumes from our interim lending platform and Walker & Dunlop Investment Partners, Inc. ("WDIP") separate accounts.

●	Total transaction volume increased 3%, to $14.4 billion, as transaction activity remained healthy across the commercial real estate market.
●	Although GSE debt financing volumes decreased 10% year over year, our market share with the GSEs increased year over year.
●	Growth in brokered lending reflects strong lender participation across numerous third-party capital sources during the quarter, demonstrating the availability of capital at this time in the cycle, and the breadth of our financing capabilities across executions and property types.
●	Property sales volume remained active despite continued market volatility, as investment decisions across the multifamily sector continued to be influenced by operating fundamentals, interest rate expectations and transaction timing.

FINANCIAL RESULTS - CAPITAL MARKETS ("CM")
	Three months ended June 30,
(in millions, unless otherwise noted)	2026	2025	% Change
Total revenues	$169	$173	(2)%
Total expenses	131	127	3
Walker & Dunlop net income (loss)	$30	$33	(10)%
Key revenue metrics:
Origination fee rate (1)	0.74%	0.82%
Agency MSR rate (2)	0.99	1.03

Second quarter 2026 Earnings Release

The table above excludes income tax expense (benefit) and income or loss from noncontrolling interests and temporary equity holders.

(1)	Loan origination and debt brokerage fees, net (“Origination fees”) as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(2)	Fair value of expected net cash flows from servicing, net of guaranty obligation (“MSR income”) as a percentage of Agency debt financing volume.

●	Revenues declined 2% primarily due to a greater mix of brokered transactions relative to GSE lending and a corresponding reduction to MSR income.
●	Brokered activity increased 17% supporting the overall performance of the segment, while reflecting the scale of our capital relationships beyond the GSEs – an important driver of our long-term growth strategy. Although GSE lending volumes declined this quarter, this was driven by transaction timing, as our overall market share has increased 350 basis points year-to-date to 14.7%. Other highlights for the segment include:
●	Net warehouse interest (expense) income improved to income in the current quarter, reflecting the normalization of the yield curve for the first time since the Great Tightening began.
●	Improvement in other revenues was driven by investment banking, appraisal and valuation services, and application fees.

MANAGED PORTFOLIO
(dollars in millions, unless otherwise noted)	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025
Fannie Mae	$74,141	$73,499	$72,708	$71,006	$70,043
Freddie Mac	45,516	44,836	42,595	40,473	39,433
Ginnie Mae - HUD	11,890	11,647	11,563	11,298	11,008
Brokered	14,234	16,385	17,111	16,554	16,865
Principal Lending and Investing	18	18	-	-	-
Total Servicing Portfolio	$145,799	$146,385	$143,977	$139,331	$137,349
Assets under management	18,675	18,531	18,631	18,522	18,623
Total Managed Portfolio	$164,474	$164,916	$162,608	$157,853	$155,972
Weighted-average servicing fee rate at period end (basis points)	23.4	23.4	23.6	24.0	24.1
Weighted-average remaining servicing portfolio term at period end (years)	7.1	7.1	7.2	7.4	7.4

●	Continued origination activity over the past year expanded the servicing portfolio to $145.8 billion, further strengthening the recurring revenue and cash flow that supports our long term earnings growth. The portfolio also creates future opportunities to refinance, recapitalize and deepen client relationships as loans mature over time.
●	Agency production over the past 12 months was the main driver for the addition of more than $8 billion of net loans to the servicing portfolio. Approximately $14.9 billion of Agency loans are scheduled to mature over the next two years, providing a meaningful pipeline of client engagement opportunities to support future transaction activity. The decline in brokered servicing was primarily driven by a large partner consolidating their servicing relationships. Although we bid on the opportunity, we were not selected. We will continue to source and originate deals on behalf of that lender.
●	Mortgage servicing rights (“MSRs”) continue to deliver significant long-term value. As of June 30, 2026, MSRs associated with our servicing portfolio are reported at an amortized cost of $793.4 million, while the fair value is estimated at $1.4 billion, reflecting the inherent value of the long-term contractual nature of these assets and the recurring servicing and ancillary revenues they generate.
●	Assets under management totaled $18.7 billion as of June 30, 2026, and consisted of $16.0 billion of low-income housing tax credit (“LIHTC”) funds managed by our affordable housing investment management team, $1.8 billion of debt funds, and $0.9 billion of equity funds managed by our registered investment advisor, WDIP.

FINANCIAL RESULTS - SERVICING & ASSET MANAGEMENT ("SAM")
	Three months ended June 30,
(in millions)	2026	2025	% Change
Total revenues	$134	$141	(5)%
Total expenses	124	98	27
Walker & Dunlop net income (loss)	$8	$38	(77)%

Second quarter 2026 Earnings Release

The table above excludes income tax expense (benefit) and income or loss from noncontrolling interests and temporary equity holders.

●	The Servicing & Asset Management segment continues to benefit from the stable recurring earnings and cash flow from the servicing portfolio.
●	Revenue declined year over year, primarily due to the timing of earnings recognized from joint venture investments in our affordable business, while the recurring servicing fees of the managed portfolio continued to steadily grow. The underlying fundamentals of the servicing platform remain strong, and continued execution from our Capital Markets business in the coming quarters should drive additional servicing portfolio expansion as we move through the year.
●	Segment results continue to be influenced by our portfolio of indemnified and repurchased loans. That portfolio increased year over year, leading to higher operating costs and credit-related losses.

KEY CREDIT TRENDS
(in millions, unless otherwise noted)	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025
Defaulted loans (1)	$199	$167	$159	$139	$109
Key credit metrics (as a % of the at-risk portfolio (1)):
Defaulted loans	0.28%	0.24%	0.23%	0.21%	0.17%
Allowance for risk-sharing	0.07	0.06	0.05	0.05	0.05
Key credit metrics (as a % of maximum exposure (1)):
Allowance for risk-sharing	0.34%	0.27%	0.27%	0.25%	0.25%

(1)	Please refer to the appendix for details on “Key Credit Metrics.”
●	The at-risk servicing portfolio continues to demonstrate strong underlying credit performance with low levels of delinquency. Growth in the at-risk portfolio reflects continued Fannie Mae loan production over the past year, while our credit exposure remains concentrated on loans backed by multifamily assets.
●	Based on the latest property level financial information available, our at-risk portfolio is operating at a weighted average debt service coverage ratio two times, and the average underwritten loan-to-value is approximately 61%. Less than 5% of our loans are below a 1.0 times debt service coverage ratio, and were underwritten above a 75% loan-to-value.

FINANCIAL RESULTS - CORPORATE
	Three months ended June 30,
(in millions)	2026	2025	% Change
Total revenues	$4	$6	(25)%
Total expenses	49	48	2
Walker & Dunlop net income (loss)	$(35)	$(37)	(4)%

The table above excludes income tax expense (benefit).

●	The Corporate segment is structured to support continued scaling of our business. Corporate results this quarter reflect our disciplined expense management as the segment continues to support revenue growth in our Capital Markets and Servicing & Asset Management businesses.

Second quarter 2026 Earnings Release

INDEMNIFIED AND REPURCHASED LOANS
	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2026	2025	2026	2025
Initial loan repurchase costs	$—	$—	$1	$—
Indemnified and repurchased loan operating costs	5	1	7	1
Expected principal losses on loan repurchase ("loan repurchase losses")	2	—	9	—
Indemnified and repurchased loan expenses	$7	$1	$17	$1
Provision (benefit) for loan losses (1)	$11	$1	$13	$1
Provision (benefit) for risk-sharing obligations (2)	6	—	6	—
Other operating expenses (3)	—	—	2	—
Other interest income (4)	(1)	—	(2)	—
Total net expense impact of indemnified and repurchased loans	$23	$2	$36	$2

(1)	Included as a component of Provision (benefit) for credit losses in the Condensed Consolidated Statements of Income.
(2)	Included as a component of Provision (benefit) for credit losses in the Condensed Consolidated Statements of Income. Reflects the impact on the provision for risk-sharing obligations for our agreement with Fannie Mae to increase our loss sharing on $15.9 million of defaulted loans in lieu of repurchasing them.
(3)	Impairment charges related to an Other real estate owned (OREO) asset that was previously repurchased and included as a component of Other operating expenses in the Condensed Consolidated Statements of Income.
(4)	Included as a component of Placement fees and other interest income in the Condensed Consolidated Statements of Income.

●	Total repurchased loans declined to $193.3 million as of June 30, 2026, down from $221.6 million as of December 31, 2025. Since the end of the second quarter, we exited $39.4 million of loans at prices that approximated our estimates, reducing our remaining repurchase exposure to $153.8 million, against which we have $41.7 million of reserves.
●	Of the $23.2 million of operating and credit-related charges this quarter, $18.0 million were credit-related. The credit-related charges were concentrated in loans associated with a small number of fraudulent sponsors we previously identified and were largely driven by the default of a previously repurchased portfolio of loans, and an agreement to increase our loss-sharing with Fannie Mae on a $15.9 million defaulted portfolio of loans in lieu of repurchasing them.
●	Last year, we began a fraud investigation in coordination with Freddie Mac that identified a small group of fraudulent sponsors. 95% of the credit-related losses we have taken against our repurchased loans are associated with those sponsors. During the second quarter, we concluded that investigation with Freddie Mac, and we do not expect any further repurchases associated with the investigation.
●	We are actively executing our disposition strategy to reduce our repurchase exposure. We expect to fully exit the remaining assets in this portfolio by early next year, and any future credit-related losses will be driven by the difference between the ultimate selling prices relative to our current estimates.

CAPITAL SOURCES AND USES

On August 5, 2026, the Company’s Board of Directors declared a dividend of $0.68 per share for the third quarter of 2026. The dividend will be paid on September 3, 2026, to all holders of record of the Company’s restricted and unrestricted common stock as of August 20, 2026.

On February 13, 2026, our Board of Directors authorized the repurchase of up to $75.0 million of the Company’s outstanding common stock over a 12-month period starting from February 26, 2026 (the “2026 Stock Repurchase Program”). During the first quarter of 2026, the Company repurchased 283 thousand shares under the 2026 Stock Repurchase Program at a weighted-average price of $47.13 per share and immediately retired the shares, reducing stockholders’ equity by $13.3 million. The Company did not repurchase any shares during the second quarter of 2026. As of June 30, 2026, the Company had $61.7 million of authorized share repurchase capacity remaining under the 2026 Stock Repurchase Program.

Any repurchases made pursuant to the 2026 Stock Repurchase Program will be made in the open market or in privately negotiated transactions, from time to time, as permitted by federal securities laws and other legal requirements. The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. The repurchase program may be suspended or discontinued at any time.

Second quarter 2026 Earnings Release

CONFERENCE CALL INFORMATION

Listeners can access the Company’s quarterly conference call for more information regarding our financial results via the dial-in number and webcast link below. Presentation materials related to the conference call will be posted to the Investor Relations section of the Company’s website prior to the call. An audio replay will also be available on the Investor Relations section of the Company’s website, along with the presentation materials.

Earnings Call:	Thursday, August 6, 2026, at 8:30 a.m. EDT
Phone:	(800) 330-6710 from within the United States; (312) 471-1353 from outside the United States
Confirmation Code:	3173235
Webcast Link:	https://event.webcasts.com/starthere.jsp?ei=1752016&tp_key=91f9b11ccb

ABOUT WALKER & DUNLOP

Walker & Dunlop (NYSE: WD) is one of the largest commercial real estate finance and advisory services firms in the United States and internationally. Our ideas and capital create communities where people live, work, shop, and play. Our innovative people, breadth of our brand, and our technological capabilities make us one of the most insightful and client-focused firms in the commercial real estate industry.

NON-GAAP FINANCIAL MEASURES

To supplement our financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses adjusted EBITDA, adjusted core net income, and adjusted core EPS, which are non-GAAP financial measures. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. When analyzing our operating performance, readers should use adjusted EBITDA, adjusted core net income, and adjusted core EPS in addition to, and not as an alternative for, net income and diluted EPS.

Adjusted core net income and adjusted core EPS represent net income adjusted for amortization and depreciation, provision (benefit) for credit losses, net write-offs based on the final resolution of the defaulted loans or collateral, the fair value of expected net cash flows from servicing, net of guaranty obligation, the income statement impact from periodic revaluation and accretion associated with contingent consideration liabilities related to acquired companies, goodwill impairment, loan repurchase losses and other adjustments. Adjusted EBITDA represents net income before income taxes, interest expense on our corporate debt, and amortization and depreciation, adjusted for provision (benefit) for credit losses, net write-offs based on the final resolution of the defaulted loans or collateral, loan repurchase losses, stock-based compensation, the fair value of expected net cash flows from servicing, net of guaranty obligation, the write-off of the unamortized balance of deferred issuance costs associated with the repayment of a portion of our corporate debt, goodwill impairment, and contingent consideration liability fair value adjustments when the fair value adjustment is a triggering event for a goodwill impairment assessment. Furthermore, adjusted EBITDA is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not reflect certain cash requirements such as tax and debt service payments. The amounts shown for adjusted EBITDA may also differ from the amounts calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges that are used to determine compliance with financial covenants. Because not all companies use identical calculations, our presentation of adjusted EBITDA, adjusted core net income and adjusted core EPS may not be comparable to similarly titled measures of other companies.

We use adjusted EBITDA, adjusted core net income, and adjusted core EPS to evaluate the operating performance of our business, for comparison with forecasts and strategic plans and for benchmarking performance externally against competitors. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financial information, provide useful information to investors by offering:

●	the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;
●	the ability to better identify trends in the Company’s underlying business and perform related trend analyses; and
●	a better understanding of how management plans and measures the Company’s underlying business.

Second quarter 2026 Earnings Release

We believe that these non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these non-GAAP financial measures should only be used to evaluate the Company’s results of operations in conjunction with the Company’s GAAP financial information. For more information on adjusted EBITDA, adjusted core net income, and adjusted core EPS, refer to the section of this press release below titled “Adjusted Financial Measure Reconciliation to GAAP.”

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions. The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement.

While forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to: (1) general economic conditions and multifamily and commercial real estate market conditions, (2) changes in interest rates, (3) regulatory and/or legislative changes to Freddie Mac, Fannie Mae or HUD, (4) our ability to retain and attract loan originators and other professionals, (5) success of our various investments funded with corporate capital, (6) changes in federal government fiscal and monetary policies, including any constraints or cuts in federal funds allocated to HUD for loan originations, and (7) our obligations to repurchase or indemnify the GSEs for loans we originate under their programs, including additional charges or losses related to loans we have already repurchased or indemnified and new repurchase requests we may receive from the GSEs related to the previously identified instances of borrower fraud, additional instances of borrower fraud, or other reasons.

For a further discussion of these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements, see the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and any updates or supplements in subsequent Quarterly Reports on Form 10-Q and our other filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.walkerdunlop.com.

CONTACT US

Headquarters: 7272 Wisconsin Avenue, Suite 1300 Bethesda, Maryland 20814 Phone 301.215.5500 info@walkeranddunlop.com	Investors: Amy Hopkins SVP, Investor Relations Phone 443.873.5536 investorrelations@walkeranddunlop.com	Media: Carol McNerney Chief Marketing Officer Phone 301.215.5515 info@walkeranddunlop.com

Second quarter 2026 Earnings Release

Walker & Dunlop, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Unaudited

	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2026	2026	2025	2025	2025
Assets
Cash and cash equivalents	$160,858	$192,527	$299,315	$274,828	$233,712
Restricted cash	25,782	34,419	22,772	44,462	41,090
Pledged securities, at fair value	234,525	228,646	224,954	221,730	218,435
Loans held for sale, at fair value	1,382,958	2,546,860	1,436,350	2,197,739	1,177,837
Mortgage servicing rights	793,351	795,754	808,145	805,975	817,814
Goodwill	868,710	868,710	868,710	868,710	868,710
Other intangible assets	134,369	138,123	141,877	145,631	149,385
Receivables, net	476,851	424,393	419,358	374,316	360,646
Committed investments in tax credit equity	170,671	265,368	241,401	257,564	194,479
Other assets	645,529	670,660	596,596	606,320	612,932
Total assets	$4,893,604	$6,165,460	$5,059,478	$5,797,275	$4,675,040

Liabilities
Warehouse notes payable	$1,384,282	$2,535,227	$1,420,272	$2,175,157	$1,157,234
Corporate notes payable	820,948	825,816	829,218	829,909	828,657
Allowance for risk-sharing obligations	49,081	38,673	37,546	34,140	33,191
Commitments to fund investments in tax credit equity	174,093	256,121	219,949	223,788	168,863
Other liabilities	744,448	775,837	806,631	756,815	725,297
Total liabilities	$3,172,852	$4,431,674	$3,313,616	$4,019,809	$2,913,242

Temporary Equity
Profit interests of a wholly owned subsidiary subject to possible redemption	$909	$752	$(1,036)	$—	$—

Stockholders' Equity
Common stock	$333	$332	$334	$333	$333
Additional paid-in capital	462,194	454,215	450,434	444,127	438,129
Accumulated other comprehensive income (loss)	612	1,203	1,876	1,833	2,764
Retained earnings	1,243,903	1,264,446	1,282,390	1,319,274	1,308,792
Total stockholders’ equity	$1,707,042	$1,720,196	$1,735,034	$1,765,567	$1,750,018
Noncontrolling interests	12,801	12,838	11,864	11,899	11,780
Total permanent equity	$1,719,843	$1,733,034	$1,746,898	$1,777,466	$1,761,798
Commitments and contingencies	—	—	—	—	—
Total liabilities, temporary equity, and permanent equity	$4,893,604	$6,165,460	$5,059,478	$5,797,275	$4,675,040

Second quarter 2026 Earnings Release

Walker & Dunlop, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income

Unaudited

	Quarterly Trends					Six months ended
						June 30,
(in thousands, except per share amounts)	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	2026	2025
Revenues
Origination fees	$92,893	$88,532	$103,614	$97,845	$94,309	$181,425	$140,690
MSR income	47,817	46,773	50,060	48,657	53,153	94,590	80,964
Servicing fees	86,700	85,437	86,339	85,189	83,693	172,137	165,914
Property sales broker fees	12,787	13,179	28,488	26,546	14,964	25,966	28,485
Investment management fees	6,907	10,226	11,192	6,178	7,577	17,133	17,259
Net warehouse interest income (expense)	369	25	(909)	(2,035)	(1,760)	394	(2,546)
Placement fees and other interest income	32,440	32,704	37,085	46,302	35,986	65,144	69,197
Other revenues	26,777	24,455	24,155	28,993	31,318	51,232	56,644
Total revenues	$306,690	$301,331	$340,024	$337,675	$319,240	$608,021	$556,607

Expenses
Personnel	$162,909	$152,829	$187,113	$177,418	$161,888	$315,738	$283,278
Amortization and depreciation	60,699	62,964	62,084	60,041	58,936	123,663	116,557
Provision (benefit) for credit losses	20,966	4,118	3,105	949	1,820	25,084	5,532
Interest expense on corporate debt	15,260	14,902	15,983	16,451	16,767	30,162	32,281
Indemnified and repurchased loan expenses	6,884	10,061	35,784	3,526	683	16,945	1,540
Other operating expenses	37,898	30,507	54,512	33,353	32,772	68,405	65,801
Total expenses	$304,616	$275,381	$358,581	$291,738	$272,866	$579,997	$504,989
Income (loss) before taxes	$2,074	$25,950	$(18,557)	$45,937	$46,374	$28,024	$51,618
Income tax expense (benefit)	(764)	8,022	(5,447)	12,516	12,425	7,258	14,944
Net income (loss) before noncontrolling interests and temporary equity holders	$2,838	$17,928	$(13,110)	$33,421	$33,949	$20,766	$36,674
Less: net income (loss) from noncontrolling interests	12	974	(36)	(31)	(3)	986	(32)
Less: net income (loss) attributable to temporary equity holders	(180)	1,083	837	—	—	903	—
Walker & Dunlop net income (loss)	$3,006	$15,871	$(13,911)	$33,452	$33,952	$18,877	$36,706
Other comprehensive income (loss), net of tax	(591)	(673)	43	(931)	1,469	(1,264)	2,178
Walker & Dunlop comprehensive income (loss)	$2,415	$15,198	$(13,868)	$32,521	$35,421	$17,613	$38,884

Effective Tax Rate	(37)%	31%	29%	27%	27%	26%	29%

Basic earnings (loss) per share	$0.09	$0.46	$(0.41)	$0.98	$1.00	$0.55	$1.08
Diluted earnings (loss) per share	0.09	0.46	(0.41)	0.98	0.99	0.55	1.07
Cash dividends paid per common share	0.68	0.68	0.67	0.67	0.67	1.36	1.34

Basic weighted-average shares outstanding	33,263	33,394	33,388	33,376	33,358	33,328	33,311
Diluted weighted-average shares outstanding	33,275	33,411	33,410	33,397	33,371	33,343	33,333

Second quarter 2026 Earnings Release

SUPPLEMENTAL OPERATING DATA

Unaudited

	Quarterly Trends					Six months ended
						June 30,
(in thousands, except per share data and unless otherwise noted)	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	2026	2025
Transaction Volume:
Components of Debt Financing Volume
Fannie Mae	$3,087,806	$1,553,899	$2,785,231	$2,141,092	$3,114,308	$4,641,705	$4,626,102
Freddie Mac	1,310,879	3,124,128	2,023,592	3,664,380	1,752,597	4,435,007	2,560,844
Ginnie Mae - HUD	413,839	481,384	153,748	325,169	288,449	895,223	436,607
Brokered (1)	7,402,029	6,503,051	8,675,937	4,512,729	6,335,071	13,905,080	8,888,014
Principal Lending and Investing (2)	319,650	87,900	167,700	199,250	147,800	407,550	323,300
Total Debt Financing Volume	$12,534,203	$11,750,362	$13,806,208	$10,842,620	$11,638,225	$24,284,565	$16,834,867
Property Sales Volume	1,897,246	1,910,300	4,524,142	4,672,875	2,313,585	3,807,546	4,152,875
Total Transaction Volume	$14,431,449	$13,660,662	$18,330,350	$15,515,495	$13,951,810	$28,092,111	$20,987,742

Key Performance Metrics:
Operating margin	1%	9%	(5)%	14%	15%	5%	9%
Return on equity	1	4	(3)	8	8	2	4
Walker & Dunlop net income (loss)	$3,006	$15,871	$(13,911)	$33,452	$33,952	$18,877	$36,706
Adjusted EBITDA (3)	62,129	73,782	38,755	82,084	76,811	135,911	141,777
Diluted earnings (loss) per share	0.09	0.46	(0.41)	0.98	0.99	0.55	1.07
Adjusted core EPS (4)	1.19	1.02	0.28	1.22	1.15	2.19	2.00

Key Expense Metrics (as a percentage of total revenues):
Personnel expense	53%	51%	55%	53%	51%	52%	51%
Other operating expenses	12	10	16	10	10	11	12
Key Revenue Metrics (as a percentage of debt financing volume):
Origination fee rate (5)	0.74%	0.76%	0.75%	0.90%	0.82%	0.75%	0.84%
Agency MSR rate (6)	0.99	0.91	1.01	0.79	1.03	0.95	1.06

Other Data:
Market capitalization at period end	$1,877,955	$1,522,458	$2,048,798	$2,847,907	$2,395,939
Closing share price at period end	$54.70	$44.38	$60.15	$83.62	$70.48
Average headcount	1,479	1,471	1,464	1,438	1,400

Components of Servicing Portfolio (end of period):
Fannie Mae	$74,141,705	$73,498,820	$72,708,372	$71,006,342	$70,042,909
Freddie Mac	45,515,813	44,836,263	42,595,441	40,473,401	39,433,013
Ginnie Mae - HUD	11,890,066	11,646,914	11,563,020	11,298,108	11,008,314
Brokered (7)	14,233,764	16,385,040	17,111,320	16,553,827	16,864,888
Principal Lending and Investing (8)	17,500	17,500	—	—	—
Total Servicing Portfolio	$145,798,848	$146,384,537	$143,978,153	$139,331,678	$137,349,124
Assets under management (9)	18,674,671	18,530,780	18,631,100	18,521,907	18,623,451
Total Managed Portfolio	$164,473,519	$164,915,317	$162,609,253	$157,853,585	$155,972,575

Key Servicing Portfolio Metrics (end of period):
Custodial escrow account deposits (in billions)	$3.1	$2.5	$3.1	$2.8	$2.7
Weighted-average servicing fee rate (basis points)	23.4	23.4	23.6	24.0	24.1
Weighted-average remaining servicing portfolio term (years)	7.1	7.1	7.2	7.4	7.4

(1)	Brokered transactions for life insurance companies, commercial banks, and other capital sources.
(2)	Includes debt financing volumes from our interim lending platform and WDIP separate accounts.
(3)	This is a non-GAAP financial measure. For more information on adjusted EBITDA, refer to the section above titled “Non-GAAP Financial Measures.”
(4)	This is a non-GAAP financial measure. For more information on adjusted core EPS, refer to the section above titled “Non-GAAP Financial Measures.”
(5)	Origination fees as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(6)	MSR income as a percentage of Agency debt financing volume.
(7)	Brokered loans serviced primarily for life insurance companies.
(8)	Consists of interim loans not managed for our interim loan joint venture.
(9)	Walker & Dunlop Affordable Equity assets under management, commercial real estate loans and funds managed by WDIP, and interim loans serviced for our interim loan joint venture.

Second quarter 2026 Earnings Release

KEY CREDIT METRICS

Unaudited

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2026	2026	2025	2025	2025
Risk-sharing servicing portfolio:
Fannie Mae Full Risk	$67,515,995	$65,886,235	$65,087,136	$63,382,256	$61,486,070
Fannie Mae Modified Risk	6,625,710	7,612,585	7,621,236	7,624,086	8,556,839
Freddie Mac Modified Risk	15,000	15,000	15,000	10,000	10,000
Total risk-sharing servicing portfolio	$74,156,705	$73,513,820	$72,723,372	$71,016,342	$70,052,909

Non-risk-sharing servicing portfolio:
Freddie Mac No Risk	$45,500,813	$44,821,263	$42,580,441	$40,463,401	$39,423,013
GNMA - HUD No Risk	11,890,066	11,646,914	11,563,020	11,298,108	11,008,314
Brokered	14,233,764	16,385,040	17,111,320	16,553,827	16,864,888
Total non-risk-sharing servicing portfolio	$71,624,643	$72,853,217	$71,254,781	$68,315,336	$67,296,215
Total loans serviced for others	$145,781,348	$146,367,037	$143,978,153	$139,331,678	$137,349,124

Loans held for investment (full risk)	$160,391	$56,203	$36,926	$36,926	$36,926
Interim Loan Joint Venture Managed Loans (1)	17,099	17,099	32,965	76,215	76,215

At-risk servicing portfolio (2)	$70,499,346	$69,444,656	$68,649,960	$66,946,180	$65,378,944
Maximum exposure to at-risk portfolio (3)	14,433,243	14,221,298	14,052,667	13,704,585	13,382,410
Defaulted loans (4)	198,638	167,456	158,821	139,020	108,530

Defaulted loans as a percentage of the at-risk portfolio	0.28%	0.24%	0.23%	0.21%	0.17%
Allowance for risk-sharing as a percentage of the at-risk portfolio	0.07	0.06	0.05	0.05	0.05
Allowance for risk-sharing as a percentage of maximum exposure	0.34	0.27	0.27	0.25	0.25

(1)	This balance consisted entirely of Interim Program JV managed loans. We indirectly share in a portion of the risk of loss associated with Interim Program JV managed loans through our 15% equity ownership in the Interim Program JV. We have no exposure to risk of loss for the loans serviced directly for the Interim Program JV partner. The balance of this line is included as a component of assets under management in the Supplemental Operating Data table above.
(2)	At-risk servicing portfolio is defined as the balance of Fannie Mae Delegated Underwriting and Servicing (“DUS”) loans subject to the risk-sharing formula described below, as well as a small number of Freddie Mac loans on which we share in the risk of loss. Use of the at-risk portfolio provides for comparability of the full risk-sharing and modified risk-sharing loans because the provision and allowance for risk-sharing obligations are based on the at-risk balances of the associated loans. Accordingly, we have presented the key statistics as a percentage of the at-risk portfolio.

For example, a $15 million loan with 50% risk-sharing has the same potential risk exposure as a $7.5 million loan with full DUS risk sharing. Accordingly, if the $15 million loan with 50% risk-sharing were to default, we would view the overall loss as a percentage of the at-risk balance, or $7.5 million, to ensure comparability between all risk-sharing obligations. To date, substantially all of the risk-sharing obligations that we have settled have been from full risk-sharing loans.

(3)	Represents the maximum loss we would incur under our risk-sharing obligations if all of the loans we service, for which we retain some risk of loss, were to default and all of the collateral underlying these loans was determined to be without value at the time of settlement. The maximum exposure is not representative of the actual loss we would incur.
(4)	Defaulted loans represent loans in our Fannie Mae at-risk portfolio or Freddie Mac SBL pre-securitized portfolio that are probable of foreclosure or that have foreclosed and for which we have recorded a collateral-based reserve (i.e. loans where we have assessed a probable loss). Other loans that are delinquent but not foreclosed or that are not probable of foreclosure are not included here. Additionally, loans that have foreclosed or are probable of foreclosure but are not expected to result in a loss to us are not included here.

Second quarter 2026 Earnings Release

ADJUSTED FINANCIAL MEASURE RECONCILIATION TO GAAP

Unaudited

	Quarterly Trends					Six months ended
						June 30,
(in thousands)	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	2026	2025
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income (Loss)	$3,006	$15,871	$(13,911)	$33,452	$33,952	$18,877	$36,706
Income tax expense (benefit)	(764)	8,022	(5,447)	12,516	12,425	7,258	14,944
Interest expense on corporate debt	15,260	14,902	15,983	16,451	16,767	30,162	32,281
Amortization and depreciation	60,699	62,964	62,084	60,041	58,936	123,663	116,557
Provision (benefit) for credit losses	20,966	4,118	3,105	949	1,820	25,084	5,532
Loan repurchase losses (1)	1,664	6,950	20,092	—	—	8,614	—
Net write-offs	—	(491)	—	—	—	(491)	—
Stock-based compensation expense	9,115	8,219	6,909	7,332	6,064	17,334	12,506
Write-off of unamortized issuance costs from corporate debt paydown (2)	—	—	—	—	—	—	4,215
MSR income	(47,817)	(46,773)	(50,060)	(48,657)	(53,153)	(94,590)	(80,964)
Adjusted EBITDA	$62,129	$73,782	$38,755	$82,084	$76,811	$135,911	$141,777

(1)	Presented as a component of Indemnified and repurchased loan expenses on the Condensed Consolidated Statements of Income.
(2)	Presented as a component of Other operating expenses on the Condensed Consolidated Statements of Income.

Second quarter 2026 Earnings Release

CONDENSED SEGMENTS STATEMENTS OF INCOME

Unaudited

Segment Results (dollars in thousands, except per share data and ratios)	For the three months ended June 30, 2026
Revenues	CM	SAM	Corporate	Consolidated
Loan origination and debt brokerage fees, net	$90,647	$2,246	$—	$92,893
Fair value of expected net cash flows from servicing, net of guaranty obligation	47,817	—	—	47,817
Servicing fees	—	86,700	—	86,700
Property sales broker fees	12,787	—	—	12,787
Investment management fees	—	6,907	—	6,907
Net warehouse interest income (expense)	140	229	—	369
Placement fees and other interest income	—	30,065	2,375	32,440
Other revenues	17,395	7,447	1,935	26,777
Total revenues	$168,786	$133,594	$4,310	$306,690

Expenses
Personnel	$116,058	$21,741	$25,110	$162,909
Amortization and depreciation	1,146	57,181	2,372	60,699
Provision (benefit) for credit losses	—	20,966	—	20,966
Interest expense on corporate debt (1)	4,025	9,893	1,342	15,260
Indemnified and repurchased loan expenses	—	6,884	—	6,884
Other operating expenses	10,530	7,640	19,728	37,898
Total expenses	$131,759	$124,305	$48,552	$304,616
Income (loss) before taxes	$37,027	$9,289	$(44,242)	$2,074
Income tax expense (benefit) (2)	7,486	780	(9,030)	(764)
Net income (loss) before noncontrolling interests and temporary equity holders	$29,541	$8,509	$(35,212)	$2,838
Less: net income (loss) from noncontrolling interests	$—	12	—	$12
Less: net income (loss) attributable to temporary equity holders	(180)	—	—	(180)
Walker & Dunlop net income (loss)	$29,721	$8,497	$(35,212)	$3,006

Diluted EPS	$0.89	$0.25	$(1.05)	$0.09
Operating margin	22%	7%	(1,026)%	1%

Segment Results (dollars in thousands, except per share data and ratios)	For the three months ended June 30, 2025
Revenues	CM	SAM	Corporate	Consolidated
Loan origination and debt brokerage fees, net	$93,764	$545	$—	$94,309
Fair value of expected net cash flows from servicing, net of guaranty obligation	53,153	—	—	53,153
Servicing fees	—	83,693	—	83,693
Property sales broker fees	14,964	—	—	14,964
Investment management fees	—	7,577	—	7,577
Net warehouse interest income (expense)	(1,760)	—	—	(1,760)
Placement fees and other interest income	—	32,651	3,335	35,986
Other revenues	12,670	16,269	2,379	31,318
Total revenues	$172,791	$140,735	$5,714	$319,240

Expenses
Personnel	$116,441	$22,743	$22,704	$161,888
Amortization and depreciation	1,146	55,882	1,908	58,936
Provision (benefit) for credit losses	—	1,820	—	1,820
Interest expense on corporate debt (1)	4,468	10,810	1,489	16,767
Indemnified and repurchased loan expenses	—	683	—	683
Other operating expenses	5,309	5,831	21,632	32,772
Total expenses	$127,364	$97,769	$47,733	$272,866
Income (loss) before taxes	$45,427	$42,966	$(42,019)	$46,374
Income tax expense (benefit) (2)	12,285	5,428	(5,288)	12,425
Net income (loss) before noncontrolling interests	$33,142	$37,538	$(36,731)	$33,949
Less: net income (loss) from noncontrolling interests	—	(3)	—	(3)
Walker & Dunlop net income (loss)	$33,142	$37,541	$(36,731)	$33,952

Diluted EPS	$0.97	$1.10	$(1.08)	$0.99
Operating margin	26%	31%	(735)%	15%

(1)	Interest expense on corporate debt is allocated to each segment based on proportional usage. Expense decreased due to lower average interest rates.
(2)	Income tax expense is allocated to each segment based on income before taxes, except for significant one-time tax items. Tax expense decreased to a benefit due to lower income before taxes and a lower estimated annual effective tax rate driven by higher low income housing tax credits.

Second quarter 2026 Earnings Release

ADJUSTED CORE EPS RECONCILIATION

Unaudited

	Quarterly Trends					Six months ended
						June 30,
(in thousands)	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	2026	2025
Reconciliation of Walker & Dunlop Net Income (Loss) to Adjusted Core Net Income
Walker & Dunlop Net Income (Loss)	$3,006	$15,871	$(13,911)	$33,452	$33,952	$18,877	$36,706
Provision (benefit) for credit losses	20,966	4,118	3,105	949	1,820	25,084	5,532
Loan repurchase losses (1)	1,664	6,950	20,092	—	—	8,614	—
Net write-offs	—	(491)	—	—	—	(491)	—
Amortization and depreciation	60,699	62,964	62,084	60,041	58,936	123,663	116,557
MSR income	(47,817)	(46,773)	(50,060)	(48,657)	(53,153)	(94,590)	(80,964)
Contingent consideration accretion and fair value adjustments	434	(299)	(8,226)	18	41	135	81
Write-off of unamortized issuance costs from corporate debt paydown (2)	—	—	—	—	—	—	4,215
Income tax expense adjustment (3)	719	(6,908)	(3,662)	(3,856)	(2,429)	(6,189)	(13,784)
Adjusted Core Net Income	$39,671	$35,432	$9,422	$41,947	$39,167	$75,103	$68,343

Reconciliation of Diluted EPS to Adjusted core EPS
Walker & Dunlop Net Income (Loss)	$3,006	$15,871	$(13,911)	$33,452	$33,952	$18,877	$36,706
Diluted weighted-average shares outstanding	33,275	33,411	33,410	33,397	33,371	33,343	33,333
Diluted earnings (loss) per share	$0.09	$0.46	$(0.41)	$0.98	$0.99	$0.55	$1.07

Adjusted Core Net Income	$39,671	$35,432	$9,422	$41,947	$39,167	$75,103	$68,343
Diluted weighted-average shares outstanding	33,275	33,411	33,410	33,397	33,371	33,343	33,333
Adjusted core EPS	$1.19	$1.02	$0.28	$1.22	$1.15	$2.19	$2.00

(1)
Presented as a component of Indemnified and repurchased loan expenses on the Condensed Consolidated Statements of Income.
(2)
Presented as a component of Other operating expenses on the Condensed Consolidated Statements of Income.
(3)
Income tax impact of the above adjustments to adjusted core net income. Uses (i) quarterly effective tax rate as disclosed in the Condensed Consolidated Statements of Income in this press release or (ii) estimated annual effective rate.